EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

	Jurisdiction of	Percentage
	Incorporation	Owned by Registrant
Vira-Tech, Inc. (1)	Florida	100%
Viragen Technology, Inc. (2)	Florida	100%
Viragen Dialysis Systems, Inc. (3)	Delaware	100%
Florida Capital Enterprise Corp. (4)	Florida	100%
ViraGenics, Inc. (5)	Delaware	100%
Viragen U.S.A., Inc. (6)	Delaware	100%
Viragen International, Inc. (7)	Delaware	80%
Viragen (Scotland) Ltd. (8)	Scotland (UK)	80%
Viragen (Germany) GmbH (9)	Germany	80%
ViraNative AB (10)	Sweden	80%
AlfaNative AB (11)	Sweden	80%
Gallus AB (12)	Sweden	80%

(1)	Incorporated January 12, 1981; Dissolved in November 2003

(2)	Incorporated January 13, 1995

(3)	Incorporated July 14, 1997; Dissolved in November 2003

(4)	Incorporated November 20, 1998; Dissolved in November 2003

(5)	Incorporated May 25, 2001

(6)	Incorporated April 4, 1996

(7)	Acquired December 8, 1995

(8)	Incorporated January 17, 1995; 100% owned by Viragen International, Inc.

(9)	Incorporated November 14, 1997; 100% owned by Viragen International, Inc.

(10)	Acquired September 28, 2001; 100% owned by Viragen International, Inc.

(11)	Acquired September 28, 2001; 100% owned by ViraNative AB; Dissolved in May 2004

(12)	Acquired September 28, 2001; 100% owned by ViraNative AB; Dissolved in May 2004